EXHIBIT 3.2

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TITANIUM ASSET MANAGEMENT CORP.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JULY, A.D. 2008, AT 2 : 42 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

4248099 8100	AUTHENTICATION: 6730060

080786427	DATE: 07-15-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:46 PM 07/15/2008
FILED 02:42 PM 07/15/2008
SRV 080786427 — 4248099 FILE
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TITANIUM ASSET MANAGEMENT CORP.
(Pursuant to Section 242 of the Delaware General Corporation Law)
          Titanium Asset Management Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
     FIRST: The name of the corporation is Titanium Asset Management Corp. (the “Corporation”).
     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following at the end of Article FOURTH, Part B, Section (b)(4):
     “provided, however, that the foregoing definition shall specifically exclude any acquisition by Clal Finance (as defined below) in one or a series of related transactions of more than 50% of the total voting rights of the Corporation or any holding company for the time being of the Corporation (in any form of transaction set forth above), other than any acquisition by Clal Finance in one or a series of related transactions of 100% of the total voting rights of the Corporation (in any form of transaction set forth above).”
     THIRD: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by the written consent of the Corporation’s Board of Directors pursuant to Section 141 of the DGCL, by the written consent of the holders of a majority of the outstanding Common Stock of the Corporation pursuant to Section 228 of the DGCL, and by the unanimous written consent of the holders of the outstanding Convertible Restricted Stock of the Corporation.
          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Nigel Wightman, its Chairman of the Board and Chief Executive Officer, this 17th day of June, 2008.

/s/ Nigel Wightman
Nigel Wightman, Chairman of the Board and
Chief Executive Officer